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                                                                    EXHIBIT 2.1

                            FOURTH AMENDED AGREEMENT
                                       TO
                           STOCK PURCHASE AGREEMENT,
                         AGREEMENT AND PLAN AND MERGER,
                                      AND
                                ESCROW AGREEMENT


         THIS FOURTH AMENDED AGREEMENT (this "Amendment"), made and entered into this 7th day of February, 1996, by and among CHANNEL AMERICA TELEVISION NETWORK, INC., a Delaware corporation (the "Company"), having offices located in Darien, Connecticut, EVRO CORPORATION, a Florida corporation ("Purchaser"), having offices located in Kissimmee, Florida, and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., a New York professional corporation, with its principal place of business located in Syracuse, New York.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into a certain Stock Purchase Agreement dated July 13, 1995 (the "Stock Purchase Agreement");

         WHEREAS, the parties hereto have entered into a certain Agreement and Plan of Merger dated July 13, 1995 (the "Merger Agreement");

         WHEREAS, the parties hereto have entered into a certain Escrow Agreement dated July 13, 1995 (the "Escrow Agreement");

         WHEREAS, the parties hereto have entered into certain amendments to the Stock Purchase Agreement, the Merger Agreement and the Escrow Agreement dated September 18, 1995, October 3, 1995 and October 26, 1995 (the "Prior Amendments"); and

         WHEREAS, the parties hereto desire to further amend the Stock Purchase Agreement, the Merger Agreement and the Escrow Agreement, as heretofore amended pursuant to the Prior Amendments (collectively, the "Agreements"), as set forth herein.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Waiver of Default; Extension of Term. The parties hereto hereby acknowledge that Purchaser has defaulted in the payment of cash installments under the Agreements in the sum of $300,000 (the "Default"). In consideration of the payment by Purchaser, made in consideration of these premises, (a) to [KEYSTONE/IDB] of the sum of One Hundred Thousand Dollars ($100,000) and (b) to AT&T of outstanding obligations of the Company to AT&T in the sum of One Hundred and Twenty Five Thousand Dollars ($125,000), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
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Company hereby irrevocably agrees to waive the Default and to extend the time of payment of such $300,000 to the close of business on February 29, 1996 (the "Extension Date"). The parties hereto hereby agree to extend the term of the Agreements, and the binding legal nature of the respective rights and obligations created thereunder, through the Extension Date.

         2. Entire Agreement. The Agreements, as amended by this Amendment, contain the entire agreement of the parties regarding the subject matter thereof, and supersede all prior agreements and understandings, written and oral, among the parties, or any of them, with respect to the subject matter hereof. Notwithstanding anything to the contrary contained herein, unless this Amendment specifically amends a provision contained in the Agreements, the terms and conditions of the Agreements shall remain in full force and effect. In case of a discrepancy or conflict between this Amendment and the Agreements, this Amendment shall be controlling and the parties agree to use their best efforts to fully implement the spirit and intent of this Amendment.

         3. Governing Law. This Amendment and the rights and obligations of the parties shall be governed by and construed and enforced in accordance with the substantive laws of the State of Florida.

         4. Counterparts and Facsimile Signatures. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Amendment. Such facsimile copies shall constitute enforceable original documents.

                            [signature page follows]





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         IN WITNESS WHEREOF, this Amendment has been executed effective as of the date first above written by the parties hereof.

                                  CHANNEL AMERICA TELEVISION
                                  NETWORK, INC.



                                  By: /s/ David A. Post
                                     --------------------------------------
                                      David A. Post, Chairman


                                  EVRO CORPORATION



                                  By: /s/ Daniel M. Boyar
                                     --------------------------------------
                                      Daniel M. Boyar, Authorized Signatory


                                  SCOLARO, SHULMAN, COHEN,
                                  LAWLER & BURSTEIN, P.C.


                                  By: /s/ Stephen H. Cohen
                                     --------------------------------------
                                      Stephen H. Cohen, Partner





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